Exhibit 10.5

tilson

CLIENT SERVICE AGREEMENT

THIS CLIENT SERVICE AGREEMENT (the "Agreement"), is made by and between Tilson HR, Inc ("Tilson"), an Indiana corporation with its principal place of business at 1530 American Way, Suite 200, Greenwood, Indiana, 46143, and "Client" as listed below:

Client Name: Signing Day Sports

Address: 4010 East Leland Street

City, Sate, Zip: Mesa, AZ 85215

(Tilson and Client may be collectively referred to as the "Parties" or individually as "Party".)

I. PURPOSE

Subject to the terms of this Agreement, Client engages Tilson to provide the services described in this Agreement related to the employees utilized by Client and co-employed by Tilson. Client and Tilson will be co-employers of the Employees and will share or allocate employer responsibilities as provided by this Agreement. Such services relate to the job functions listed in Exhibit A, as modified from time to time as the employee census changes ("Confidential Census"). Client warrants that information supplied to Tilson concerning the employee functions is accurate. Client understands that it maintains an employment relationship according to law with Employees throughout the Term of this Agreement. This Agreement defines the allocation of responsibilities between Tilson and Client.

II. TERM OF AGREEMENT

The Effective Date of this Agreement shall be identified on Exhibit H ("Effective Date"). This Agreement shall commence on the Effective Date and remain in force and effect for a period of two (2) years thereafter (the "Initial Term") unless terminated by Tilson as provided in Section XI of this Agreement. Following the Initial Term, this Agreement shall automatically renew for additional two-year terms (the "Extended Term") until terminated by either Party providing at least sixty (60) days written notice prior to the expiration of the then current Extended Term or as provided for in Section XI of this Agreement. During the sixty (60) days from the date written cancellation is sent to the other Party, the Parties will continue to meet the obligations set forth in this Agreement, including without limitation, the obligation of Client to pay all Tilson invoices. In the event of any termination of this Agreement prior to the end of any Extended Term, Client agrees to pay Tilson an early termination fee as stated in Section 11.5 of this Agreement, and any other costs and expenses, incurred in connection with such termination and Client shall continue to be obligated for any payments otherwise due under this Agreement. The period that this Agreement shall be in full force and effect is referred to as the "Term."

III. SERVICES PROVIDED BY AND OBLIGATIONS OF TILSON

3.1 Employees covered by this Agreement only include those employees who have completed Tilson's employment process, including required documentation, and have been accepted and approved by Tilson ("Employees"). Any individual who does not complete Tilson's employment process and is not accepted and approved by Tilson shall not be considered an employee of Tilson for any purpose including, but not limited to, workers' compensation, benefits or employment related laws. Client shall have no authority to unilaterally make persons Employees subject to this Agreement.

3.2 The services to be provided by Tilson pursuant to this Agreement include but are not limited to:

a. Assumes responsibility to pay wages in reliance on the information provided by Client to the extent Client has funded the obligations; provided "wages" does not include any obligation between Client and an Employee for payments beyond or in addition to the Employee's salary, draw, or regular rate of pay, such as bonuses, commissions, severance pay, deferred compensation, profit sharing or vacation, sick or other paid time off pay, unless Tilson has expressly agreed to assume liability for such payments in this Agreement.

b. Based on complete, timely and accurate reporting of job duties and hours worked by Client, calculate, withhold, report and remit required payroll and withholding taxes, including but not limited

to: (i) federal income tax withholding; (ii) state and local income tax; (iii) Federal Insurance Contributions Act ("FICA") withholding; (iv) Federal Unemployment Tax Act ("FUTA") withholding; and (v) state unemployment tax withholding.

c. Make available and make payments to employee benefit plans identified by Tilson and agreed on by Client in Exhibit D attached hereto beginning on the Effective Date in accordance with applicable law and the plan documents. An Employee's available coverage and eligibility to participate in a given plan shall be governed by and be subject to the terms and conditions of the plans made available by Tilson or Client. Tilson and its applicable carrier reserve the right to change or substitute benefit plans or to implement cost increases.

d. In conjunction with Client, maintain records of I-9 documentation and other new hire reporting requirements in relation to Employees.

e. Maintain Employee personnel records.

f. Notify in writing, in conjunction with Client, all Employees of the inception and termination of this Agreement.

IV. OBLIGATIONS AND DUTIES OF CLIENT

4.1 Client is solely responsible for the following with respect to the Employees:

a. The quality, adequacy, and safety of goods or services produced or sold in the Client's business.

b. Directing, supervising, training, and controlling the work of an Employee with respect to the business activities of the Client.

c. Control over the details of the work performed by the Employees, and sole responsibility for the acts, errors, or omissions of an Employee with respect to the business activities of Client unless the Employee is acting under the express direction and control of Tilson.

d. Maintaining a record of actual time worked and verifying the accuracy of wages and salaries reported to and paid by Tilson during each pay period. No later than seventy-two (72) hours prior to the Client's payday, Client shall provide to Tilson via facsimile transmission, email or via Tilson's internet connection, a report of the total hours worked by Employees. Client warrants that the information reported to Tilson is correct and accurate. Client further agrees to hold Tilson harmless from any liability that may arise as a result of the improper reporting of such information by Client.

e. Providing the Employees with a safe place to work free from recognized hazards. Compliance with Occupational Safety and Health Administration ("OSHA") and Department of Transportation ("DOT") regulations and providing Employees with safe and adequate tools, equipment, facilities and vehicles.

f. Using, labeling, storing and disposing of any hazardous chemicals or substances in compliance with any applicable local, state or federal law. Compliance with Environmental Protection Agency ("EPA") regulations and any state and/or local equivalent.

g. For Client worksites employing 50 or more Employees, notifying Tilson as soon as Client is aware of any possible layoff, but at least ninety (90) days in advance of any layoff or closure of any Client facility or workplace.

h. Complying with any laws or regulations applicable to government contracts or contractors.

i. Maintaining any licenses, certificates or registrations required for Client's business operations.

j. Verifying Employee's skills and qualifications for employment. Ensuring the Employees have any required licenses, certificates or registrations or are supervised by personnel with them.

k. Maintaining any insurance or bonding required for Client's business operations or required by any law.

l. Taking all necessary steps to safeguard or protect any valuable property, cash, securities, confidential or intellectual property.

m. Providing the Employees with a workplace free of unlawful discrimination, retaliation and harassment, and complying with child labor laws, the Worker Adjustment and Retraining Notification Act ("WARN"), Fair Labor Standards Act ("FLSA") including the Equal Pay Act, Uniformed Services Employment and Reemployment Rights Act ("USERRA") and the National Labor Relations Act ("NLRA").

n. Notifying Tilson immediately of any complaint, claim, accident, or other employment related issue raised by an Employee to Tilson as soon as it becomes known to Client.

o. Determining pay rates and pay methods, such as hourly, salaried, exempt and non-exempt for the

Employees.

4.2 Client agrees to notify Tilson, at least thirty (30) days in advance, of each state in which Employees will be assigned or regularly employed. Depending on the state and the requirements for Tilson to co-employ an Employee in a particular state, Tilson reserves the right to charge additional fees in relation to the co-employment of Employees in other states. Tilson reserves the right to approve or deny co-employing Employees in other states.

4.3 Client warrants that all information provided to Tilson will be complete and accurate. Client acknowledges that Tilson is relying on Client to provide complete and accurate information concerning the hours worked by the Employees. Client is solely responsible for the completeness and accuracy of all payroll data provided to Tilson. Client shall not direct, request, permit or encourage non-exempt employees to work unreported or uncompensated hours.

4.4 For Employees hired prior to the Effective Date of this Agreement, Client warrants that all Employees are United States citizens or have provided proof of employment eligibility documents accepted by the USCIS or its predecessors at the time of said Employee's hire. Any Employee whose proof of employment eligibility documents (such as temporary work visas issued by USCIS, Bureau of Citizenship and Immigration Service or Immigration and Naturalization Service) expire while said Employee is covered by this Agreement, must have their I-9 form re-verified according to USCIS requirements. It is Client's sole responsibility to complete such re-verification. Furthermore, Client warrants that all Employees' names and social security numbers match and that all Employees hired after the Effective Date of this Agreement are United States citizens or they have one of the documents currently accepted by the USCIS as proof of employment eligibility, as shown on USCIS' instructions for Form I-9. Tilson, with the assistance of and in conjunction with Client, shall obtain fully completed I-9 Forms from each Employee covered by this Agreement upon the Effective Date and during the Term of this Agreement.

4.5 Client warrants that it is not a Federal, state or local government contractor or subcontractor and that none of the Employees perform work on government contracts, except as previously disclosed in writing to Tilson. Client agrees to provide written notice to Tilson HR prior to entering into any government contract. If Client is a federal government contractor and is required to utilize the E-verify system in order to certify that Employees are authorized to work in the United States, Client understands that Tilson HR will utilize E-verify in relation to all Employees working for Client and Client agrees to cooperate with Tilson HR in completing the process.

4.6 Client shall provide Tilson written statements of its policies regarding employee benefits. Such policies will comply with all federal, state and local governmental laws and regulations. Client will be responsible for any unpaid benefits due to Employees upon termination of this Agreement, including but not limited to unused vacation, severance pay, or continuing health and welfare and life insurance contributions.

4.7 Client agrees that for any benefit plan maintained by Client prior to, during, or after the Term, Client is solely responsible for determining eligibility, participation, contribution matters, administration of Section 125 Plan if applicable, and the proper administration of COBRA, and that Tilson has no responsibility for such benefits. Client indemnifies and holds Tilson harmless for any and all liabilities or consequences arising out of the maintenance of such benefits. However, Tilson may, pursuant to this Agreement, provide benefit administration services for Client sponsored benefit plans for which Tilson will be responsible for such administrative services.

4.8 Client shall appoint an Authorized Representative(s) who will be responsible for reporting any and all information to Tilson or receiving Employee information from Tilson. Client appoints the individuals listed on Exhibit E as its Authorized Representative(s). Client agrees that the Authorized Representative(s) has full and complete authority to report information as designated to Tilson and that Tilson may rely on this information. Client holds Tilson harmless from any action taken by Tilson as a result of the information provided by or to the Authorized Representative(s). The Authorized Representative(s) can only be changed in writing, signed by the President or other authorized officer of Client and directed to Tilson.

4.9 Client expressly agrees to indemnify, defend and hold Tilson harmless from any and all claims or liabilities which may arise for acts which occurred prior to the inception of this Agreement including but not limited to any claims or liabilities which result due to Tilson being deemed a successor employer under Indiana unemployment insurance law including liability for unpaid unemployment insurance premiums, new or pending claims, blended

rate adjustments, negative reserve balances, and accompanying interest and penalties.

V. COOPERATION

5.1 Tilson and Client will cooperate in performing the following functions:

a. Developing and implementing employment policies and practices relating to Employees.
b. Administering paid time off and other leave banks such as sick leave, vacation, paid or unpaid holidays, military leave, family leave and leaves of absence.
c. Reporting any claim, accident, injury, or complaint to the other in relation to Employees.

VI. WORKERS' COMPENSATION AND SAFETY PRACTICES

6.1. Client's workplace must continue to comply with all regulatory aspects of doing business which applied to Client before execution of this Agreement, including without limitation, the obligations to, provide at its expense and ensure use of all personal protective equipment, maintain a safe and accessible workplace under the OSHA, and the ADA, and all related and similar state regulatory requirements.

6.2 Workers' compensation will be maintained as follows (check one):

☑ Tilson shall maintain workers' compensation in accordance with the attached TILSON Maintained WC Addendum.

☐ Client shall maintain workers' compensation in accordance with the attached Client Based WC Addendum.

VII. ENROLLMENT FEE

Client agrees to pay Tilson a non-refundable enrollment fee in the sum specified in Exhibit B ("Client Fee Schedule"). This enrollment fee is due and payable with the first invoice.

VIII. SERVICE FEE

In consideration for the services provided by Tilson hereunder, Tilson and Client agree as follows:

8.1 The TILSON SERVICE FEE is set forth in the Client Fee Schedule and is calculated utilizing the data submitted by Client in Exhibit A. If such information is or becomes inaccurate, Client shall immediately agree to amend Exhibit A to reflect the current information and shall pay, within ten (10) days' notice from Tilson of the error, any additional costs incurred by Tilson as a result of the inaccuracy.

8.2 Each pay period, Client shall pay Tilson its fee comprised of: (1) the GROSS PAYROLL applicable to Employees during such pay period; and (2) all mandated benefits, company benefit contributions, workers' compensation coverage if applicable, TILSON SERVICE FEE and other agreed upon fees ("TOTAL SERVICE FEE") as set forth in the Exhibit B. Client's payment obligations shall continue during normal periods of Employee absence for vacation, sick leave, legal holidays and emergency situations.

8.3 During the Initial Term, Tilson shall not increase Client's TOTAL SERVICE FEE except for increases made necessary by:

a. Statutory and regulatory increases, including but not limited to, increases to FICA, Medicare, federal and/or state unemployment rates, including retroactive increases <u>or any increases as a result of Tilson being deemed a successor employer under Indiana unemployment insurance law</u>;
b. Increases in the cost of employee benefit plans
c. Increases in workers' compensation costs or classification if Tilson maintains workers' compensation on behalf of Employees;
d. Increases to applicable employment practices liability insurance premiums;
e. Increases mandated by third party vendors; and/or
f. Changes in Exhibit A.

8.4 Any increases in TOTAL SERVICE FEE to Client resulting from Section 8.3 shall be effective as of the date such increase is effective as to Tilson. If such increase is imposed on Tilson retroactively, Client shall reimburse Tilson for all such retroactive costs. Client shall cooperate with Tilson in any challenge or dispute of any such increase. Should the services provided require the payment of any applicable franchise, business, revenue, head,

sales or excise tax, or any compliance or regulatory charges in the jurisdiction where the services are performed, Customer agrees to pay such sales or excise taxes.

8.5 The TOTAL SERVICE Fee provided for by this Agreement shall be due and payable by 2:00 P.M Eastern Time one (1) working day prior to the payroll check date.

8.6 If Client fails to pay any invoice, in full, when due, Tilson may immediately terminate this Agreement by giving written notice. If Client fails to make payment as provided herein, Client assumes full liability and responsibility for any wages, taxes, insurances and employment matters arising subsequent to the last pay period of which Client paid according to these terms. If payment is not made when due, Client shall pay Tilson, in addition to all other amounts due, a three percent (3%) administration charge on the delinquent amount. If payment is not made within seven (7) days of when it is due, Client shall pay Tilson, in addition to all other amounts due, a six percent (6%) administration charge on the delinquent amount. If payment is refused by Client's bank for any reason, Client agrees to pay any bank or other service charges imposed upon Tilson.

8.7 Unless otherwise agreed by Tilson in writing, Client shall pay all invoices and other charges by ACH or automated clearing-house arrangement. Client shall provide Tilson with a signed ACH authorization on forms acceptable to Tilson and its bank. In the event that any invoice or charge remains unpaid or any payment by Client is dishonored for any reason, Tilson may initiate ACH debits to obtain payment of all amounts owed by Client to Tilson. Upon receipt of the invoice, Client shall verify the accuracy of the invoice including payroll amounts and shall notify Tilson within ten (10) working days of any error in billing.

8.8 Client may arrange for Tilson to provide additional services not specified in this Agreement. Such services will be provided at Tilson's discretion, will require the execution of a separate agreement and the payment of an additional fee.

8.9 Client shall be solely responsible for ensuring that all information on Exhibit A is accurate at all times, including but not limited to information as to the status of those persons listed on Exhibit A as exempt or non-exempt. Client shall immediately notify Tilson of any change to the information on Exhibit A. Client acknowledges that Tilson is relying and will rely on the information set forth on Exhibit A with respect to all payments to be made by Tilson to the persons on Exhibit A. At the end of each year, Client shall re-verify in writing the information contained on Exhibit A.

8.10 Client shall pay interest on all past due balances at the rate of eighteen percent (18%) per annum, but not to exceed the lawful maximum rate of interest. Client shall pay Tilson for all reasonable and necessary costs of collection, including court costs, attorneys' fees, expert witness fees, discovery costs and pre- and post-judgment interest. Client waives all rights to presentment, demand, or protest. Client shall reimburse Tilson for all bank charges incurred by Tilson as a result of any payment by Client that is dishonored or otherwise not paid by Client's bank.

8.11 Tilson retains the right to modify the payment terms as Tilson deems reasonable and in light of Client's ability to pay, to require, among other things, payment prior to the provision of services based on the invoice for the previous pay period. All payments will be applied to the most recent invoice issued to Client. Tilson retains the right to apply any overpayment to the subsequent invoice issued to Client.

IX. INSURANCE

9.1 Client shall furnish, and keep in full force and effect at all times during the term of this Agreement, comprehensive general liability insurance coverage with minimum limits of $1,000,000 per occurrence and $2,000,000 aggregate. Client shall cause its insurance carrier to issue a certificate of insurance to Tilson confirming this coverage and to give not less than thirty (30) days advance notice of cancellation or material change.

9.2 Client shall furnish, and keep in force and effect at all times during the term of this Agreement, comprehensive automobile liability insurance covering all owned, hired and non-owned automobiles with a minimum limit of $1,000,000 per occurrence combined single limit bodily injury and property damage liability. The policy shall also provide uninsured motorists insurance with a minimum combined single limit of Sixty Thousand Dollars ($60,000.00). In states where "no fault" laws apply, Personal Injury Protection (P.I.P.) or equivalent coverage shall be required to meet the requirements of the state. Client shall cause its insurance carrier to issue a certificate of

insurance to Tilson confirming this coverage and to give not less than thirty (30) days advance notice of cancellation or material change.

9.3 If any Employee performs any duties which requires the maintenance of a professional license and corresponding professional liability insurance, Client agrees to keep in full force and effect during the Term professional liability insurance which shall cover any acts, errors or omissions, including but not limited to the negligent acts of the professional employee with a minimum limit of Two Million Dollars ($2,000,000). Client shall cause its insurance carrier to issue a certificate of insurance to Tilson confirming this coverage and to give not less than thirty (30) days advance notice of cancellation or material change.

9.4 With respect to any group health plan maintained by Tilson and set forth on Exhibit D which provides coverage to eligible Employees, Tilson assumes responsibility for proper COBRA administration, subject to timely notification by Client of the occurrence of any "qualifying event" during the Term of this Agreement. If coverage under any group health plan maintained by Tilson is terminated by Tilson or the insurance carrier, Tilson will continue to maintain COBRA coverage for all COBRA eligible participants. For these purposes any group health and welfare plan sponsored by Tilson shall be maintained by Tilson only if the contract is between Tilson and the insurer. Client agrees to provide continuation of health and welfare coverage required by COBRA to any and all eligible participant's in Client's current plan or upon termination of this Agreement, and indemnifies and holds Tilson harmless from all losses, expenses, or claims incurred in connection with eligible COBRA participants who obtain or continue COBRA coverage in connection therewith. Client shall cooperate with any audit, inspection or investigation conducted by Tilson's insurance carriers.

9.5 Client shall deliver copies of all insurance certificates required pursuant to this Agreement signed by authorized representatives of the insurance companies to Tilson within fifteen (15) days of the commencement date of this Agreement. Client shall endorse its insurance policies to name Tilson as an additional named insured. Client waives all rights of subrogation against Tilson. In its sole discretion, Tilson may require Client to carry additional amounts or types of insurance and to obtain specified endorsements.

X. EMPLOYMENT PRACTICES

10.1 Each Employee shall be required to execute an Employment Agreement as set forth in Exhibit "C" (the "Tilson Employment Agreement") before such Employee shall commence the term of assignment with Client.

10.2 Client may require that each Employee execute, or the Client and any of such Employees may have executed previously, one or more agreements governing the relationship between such Employee and the Client (the "Client Employment Agreements"). Client agrees that the Client Employment Agreements are the sole responsibility of the Client and that Tilson shall not be responsible in any manner for any obligations under, and shall not be required to pursue enforcement of, any of the Client Employment Agreements. Client further agrees that in the event of a direct conflict between any Client Employment Agreement and the Tilson Employment Agreement, the Tilson Employment Agreement shall govern for all purposes unless otherwise stated in the Tilson Employment Agreement.

10.3 Client acknowledges and agrees that Client has been provided with the written employee manual and other employment policies of Tilson (the "Tilson Policies"). Client shall cooperate with and assist in the implementation and administration of the Tilson Policies. The Tilson Policies may be amended from time to time by Tilson, provided that Tilson shall provide to Client ten (10) days written notice prior to any such amendment. With the approval of Tilson, which shall not be unreasonably withheld, Client may adopt other employment policies not inconsistent with the Tilson Policies, provided that the Client shall be solely responsible for the implementation and administration of such policies.

10.4 Tilson does not sponsor bonus plans, profit sharing or deferred compensation plans for the Employees. Any such compensation arrangements are the sole responsibility of Client and must be disclosed in writing to Tilson in advance of being offered to the Employees. Client shall be required to deposit, in advance, the full cost of any such compensation as the obligation accrues to Client.

10.5 Each party shall assume complete and exclusive responsibility for all matters including, but not limited to ERISA, tax and COBRA compliance pertaining to employee pension and welfare benefit plans sponsored, offered or

administered by either such party. Each party shall unconditionally indemnify the other party, its agents, shareholders, officers, directors, assignees and representatives for and hold them harmless from and against any and all costs, expenses, fees, settlements, judgments, losses or damages of any nature whatsoever incurred as a result of or arising from claims or demands relating to such plans sponsored by the other party. To the extent that Client maintains and makes available any benefit programs to Employees, including, but not limited to, pension, health and welfare and any other benefit plans, whether or not subject to ERISA, such programs shall be deemed exclusively sponsored and offered by Client. Client agrees to provide Tilson with any requested information or documentation related to the Client Plans necessary for Tilson to perform its obligations under this Agreement.

10.6 In relation to Client's day-to-day control of Employees, Client may have reason and opportunity to make decisions or take action that is governed by employment related laws, including but not limited to the ADA, FMLA, NLRA, FLSA and any federal or state discrimination laws. If Client makes such decision or takes such action without consulting Tilson or if Client fails or refuses to abide by the advice provided by Tilson on such issue, Client agrees to indemnify, defend and hold Tilson harmless from any and all claims or liabilities which may arise as a result of any claims which arise from such decision or action, or failure to abide by Tilson's advice and duties as an employer.

10.7 Client shall provide the Employees with a workplace free of unlawful discrimination. Client shall not discriminate, harass or retaliate against any Employee on any basis prohibited by law. Client shall promptly report to Tilson any complaints or allegations concerning discrimination, harassment or retaliation. Client shall consult Tilson prior to terminating any Employee. Client, at its sole expense, shall provide a reasonable accommodation to any Employee protected under the ADA, the Rehabilitation Act or any comparable law regarding disability discrimination. Client, at its sole expense, shall provide leave and reinstatement to any Employee qualified under the Family & Medical Leave Act or any comparable law providing for mandatory leave rights.

XI. TERMINATION

11.1 In addition to the termination provision contained in Section II of this Agreement, Tilson may terminate this Agreement immediately without notice for the following material breaches by Client:

a. Failure of Client to give Tilson sixty (60) days prior written notice of their intent to terminate this Agreement;
b. Failure of Client to pay a fee, charge or invoice in full when due;
c. Failure of Client to comply within thirty (30) days of any directive of which is mandated by: (1) a federal, state or local governmental body, department or agency; or (2) an insurance carrier providing coverage to Tilson and/or its Employees;
d. Paying any Employee compensation directly and not through Tilson;
e. Commission or omission of any act that usurps any right or obligation of Tilson as an employer of the Employees;
f. Violation by Client of any other material provision of this Agreement that Client fails to cure within ten (10) days following delivery of written notice of such violation by Tilson to Client;
g. Client's failure to cooperate with Tilson in any matter affecting the Employees; and/or
h. Client's failure to report all hours worked by Employees, failure to report all Employees
i. If Tilson determines, in its sole discretion, that Client is a credit risk, financially insecure, or in financial distress as defined under WARN;
j. The threat of, or actual filing by or against Client for bankruptcy, reorganization, or appointment of a receiver, supervisor, assignee, or liquidator over its assets or property;
k. The closing by Client of any facility or operation where Employees are assigned or for which services are performed.

11.2 Upon termination of this Agreement, Client agrees to:

a. Pay all outstanding invoices or TOTAL SERVICE FEES due Tilson;
b. Pay Tilson for any payments required for unused vacation leave, severance pay, or other compensation due to Employees after termination of this Agreement;
c. Continue to cooperate with Tilson in the investigation or litigation of any claim or complaint.
d. Obtain replacement health coverage for Employees, if those Employees are covered by Tilson's

health benefit plans.

e. Assume sole and exclusive responsibility and liability for all legal obligations as an employer to Employees including, but not limited to, obtaining workers' compensation coverage for Employees.

f. Assist Tilson in informing Employees that the Agreement has been terminated.

11.3 In the event Tilson incurs any expenses, fines and/or liabilities as a result of material breach by Client as set forth above, Client shall reimburse Tilson for all actual expenses, fines and/or liabilities, including but not limited to, reasonable attorneys' fees, court costs and any related expenses.

11.4 Acts of material breach by either Party shall be the violation by either Party of any material provision of this Agreement that either Party fails to cure within ten (10) days following delivery of written notice of such violation to the violating Party by the non-violating Party provided that the ten (10) day cure period does not include non-payment per 11.1.b.

11.5 If Client terminates any group health plan maintained by Tilson for any reason (i.e. termination of this Agreement), any COBRA eligible participants are the responsibility of Client in that no qualifying event occurred. If this Agreement expires, is terminated by either Party, or is breached by Client and any of the Employees or their eligible beneficiaries elect COBRA coverage and/or continues on any group health plan sponsored by Tilson, Client shall pay Tilson an annual administrative fee of $1,200 per year for each Employee or beneficiary of an Employee who elects or continues on COBRA coverage. This administrative fee compensates Tilson for the cost of administering COBRA benefits. This administrative fee does not replace or change the contributions to be paid by COBRA participants. The administrative fee is payable in advance, and is non-refundable. The administrative fee shall continue to apply so long as any of the former Employees or their eligible beneficiaries continue as COBRA participants in any group health plan sponsored by Tilson.

11.6 If this Agreement is terminated by Client during the Initial Term or any Extended Term for any reason, Client shall pay an early termination fee equal to the number of pay periods remaining in the Initial Term or Extended Term multiplied by 50% of the average TILSON SERVICE FEE multiplied by the number of Employees listed on the most recent payroll invoice.

11.7 If this Agreement is terminated at any time by Tilson as a result of a material breach by Client, then Client shall pay a termination fee equal to the number of pay periods remaining in the then current term of the Agreement multiplied by the average TILSON SERVICE FEE multiplied by the number of Employees listed on the most recent payroll invoice.

XII. INDEMNITY

12.1 Tilson hereby agrees to indemnify, defend and hold Client harmless from and against any and all liability, expense (including court costs and attorneys' fees) and claims for damage of any nature whatsoever, whether known or unknown and whether direct or indirect, as though expressly set forth and described herein, which Client or any of its representatives or its affiliates may incur, suffer, become liable for or which may be asserted or claimed against Client or any of its representatives or its affiliates as a result of the acts, errors or omissions, including negligent acts and statutory violations, of Tilson, and any breach of this agreement by Tilson.

12.2 Client hereby agrees to indemnify, defend and hold Tilson harmless from and against any and all liability, expense (including court costs and attorneys' fees) and claims for damage of any nature whatsoever, whether known or unknown and whether direct or indirect, as though expressly set forth and described herein, which Tilson or any of its representatives or affiliates may incur, suffer, become liable for or which may be asserted or claimed against Tilson or any of its representatives or its affiliates as a result of: (a) the acts, errors or omissions, including negligent acts and statutory violations of Client or of the Employees; (b) any breach of this Agreement by the Client; (c) any claim arising out of or related to Client's business operations, premises, vehicles, equipment, goods or services; and, (d) all losses, expenses, or claims incurred in connection with eligible COBRA participants who obtain or continue COBRA coverage. This indemnity applies without regard to the fault or negligence of any party or parties.

12.3 Client and Tilson expressly agree that the indemnification provisions of this Agreement shall not be limited to claims, expenses, or liabilities for which one of them is solely liable, but shall also apply to claims, expenses and liabilities for which Client and Tilson are jointly and concurrently liable. In such event, if either of them advances funds in connection with a claim, expense or liability which is subject to this Article IX in excess of its pro rata share, said party shall be indemnified by the other party hereto for such excess amounts.

12.4 Notwithstanding any termination of this Agreement, the indemnification obligations of the parties hereto shall continue unaffected by such termination.

XIII. MISCELLANEOUS

13.1 This Agreement may be amended from time to time as agreed by the Parties in writing. Such amendment shall become effective on the date so designated when signed by both Tilson and Client.

13.2 Client and Tilson warrant and represent to each other that, prior to the commencement of this Agreement, no separate agreements or arrangements exist that would obligate Client or Tilson to one another except as set forth herein.

13.3 Client and Tilson agree to immediately report to each other all accidents and injuries involving Employees assigned to Client.

13.4 Client agrees to comply, at its sole cost and expense, with any applicable specific directives promulgated by: (1) a federal, state or local governmental body, department or agency, (2) an insurance carrier providing coverage to Tilson and/or the Employees, and/or (3) Tilson as made necessary by circumstances which currently or specifically affect Tilson, Client or the Employees.

13.5 This Agreement is between Tilson and Client and creates no individual rights of Employees as against Client.

13.6 Client understands and agrees that the Employees furnished to Client pursuant to this Agreement may be considered employees of Client under the Internal Revenue Code, notwithstanding any provision to the contrary under this Agreement, with respect to tax-qualified or tax-favored retirement plans (the "Client's Plans") under the Code. Client further understands and agrees that Client retains full responsibility and liability for the Client's Plans meeting the requirements of the Code, and hereby specifically agrees to hold Tilson harmless for any matters which may arise with respect to the Client's Plans. Client further agrees to seek Client's own legal counsel regarding the Client's Plans and the requirements of the Code for the Client's Plans.

13.7 Client agrees that during the Term of this Agreement, and after termination of this Agreement for any reason whatsoever, for a period of 12 months, Client or any person or entity actively associated with Client, or acting on behalf of Client will not solicit or attempt to solicit, or assist anyone in soliciting or attempting to solicit any internal employee of Tilson to leave the employ of Tilson.

13.8 Tilson agrees that during the Term of this Agreement, and after termination of this Agreement for any reason whatsoever, for a period of 12 months, Tilson or any person or entity actively associated with Tilson, or acting on behalf of Tilson, will not solicit or attempt to solicit, or assist anyone in soliciting or attempting to solicit any internal employee of Client to leave the employ of Client.

XIV. ASSIGNMENT

This Agreement or its rights and duties hereunder, or any interest herein, cannot be assigned by Client without the prior written consent of Tilson. It is expressly understood and agreed between the Parties that this Agreement may be assigned by Tilson at its sole discretion.

XV. ATTORNEYS' FEES

The prevailing party in any enforcement action arising in respect to this Agreement shall be entitled to recover from the other party all costs of such enforcement action including, without limitation, reasonable attorneys' fees, court costs and related expenses.

XVI. GOVERNING LAW

This Agreement will be deemed to be a contract made under and governed by the internal laws of the State of Indiana, without giving effect to the principles of conflicts of law thereof. The parties consent and agree that all legal proceedings arising out of or relating to this Agreement will be exclusively maintained in either the federal or state courts located in Marion County, Indiana.

XVII. ENTIRE AGREEMENT

This instrument, including the Exhibits attached hereto, contains the entire Agreement of the parties and supersedes all prior and contemporaneous agreements or understandings, whether written or oral, with respect to the subject matter hereof. No amendment or modification hereto shall be valid unless in writing and signed by both parties hereto.

XVIII. SEVERABILITY

If any provision of this Agreement, or any amendment thereof, should be invalid, the remaining provision shall remain in effect and be so construed as to effectuate the intent and purposes of this Agreement and any amendments thereto.

XIX. NOTICES

All notices, requests and communications provided hereunder shall be in writing, and hand delivered or mailed by United States registered, certified or express mail, return receipt requested, and addressed to the party's principal place of business as set forth in this Agreement adjacent the signature of each party (or to such other address provided in writing by such party).

XX. WAIVER

The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of a breach of any other term or provision of this Agreement.

XXI. INDEPENDENT LEGAL ADVICE

Client acknowledges that it is solely responsible for obtaining independent legal advice regarding this Agreement, the relationship created hereby, as well as the related tax and employment law and other ramifications of transacting business with a professional employer organization.

XXII. INTERPRETATION

With respect to any dispute concerning the meaning of this Agreement, this Agreement shall be interpreted as a whole with reference to its relevant provisions and in accordance with its fair meaning, and no part of this Agreement shall be construed against Tilson on the basis that Tilson drafted it. This Agreement shall be viewed as if prepared jointly by Tilson and Client.

XXIII. NOT LEGAL ADVICE OR INSURANCE

Client acknowledges that although Tilson may be providing human resource consulting services related to compliance with employment laws and regulations, such consulting is not legal advice and should not be interpreted as such. Client is advised and encouraged to supplement any consulting provided by Tilson with the advice of an attorney. Furthermore, Tilson is not an insurance company or insurance carrier, and is not offering to sell insurance. As a result, no insurable risk is transferred to Tilson as a result of the Parties entering into this Agreement.

XXIV. FINANCIAL GUARANTEE

The undersigned guarantees the prompt payment and/or performance of all obligations of Client as above. As additional guarantee, the undersigned also agrees to select one of the following options below during onboarding:

14.1 Irrevocable Letter of Credit - Letter to be provided by your banking institution annually to assert the organization's solvency. This is an additional cost, at an amount dependent upon your institution.

14.2 Personal Guarantee - Contractual Agreement in which the principal owners of the organization agree to be personally financially liable for any unpaid debts to Tilson on behalf of the organization

14.3 One (1) Pay Period Deposit - Within the first 60 days of the commencement of the agreement, Tilson will collect a deposit equal to one pay period. Amount is determined based on the average payroll paid in the prior month. If the organization is a start-up, it is based on the annual estimated earnings at the time of commencement. This amount is recalculated and adjusted annually.

XXIV. EXHIBITS

The following documents and exhibits are attached to this Agreement and incorporated herein by reference for all purposes:

a. Workers' Compensation Addendum

b. Exhibit "A" ("Confidential Census");

c. Exhibit "B" ("Client Fee Schedule");

d. Exhibit "C" ("Employment Agreement Form")

e. Exhibit "D" ("Employee Benefit Plans")

f. Exhibit "E" (Authorized Representative)

g. Exhibit "F" ("Health Insurance and Patient Protection and Affordable Care Act")

h. Exhibit "G" ("EPLI")

i. Exhibit "H" (Effective Date)

THIS AGREEMENT is duly executed on June 18, 2020

FOR CLIENT: Signing Day Sports

By: Andrew A Lampe
Andrew A Lampe (Jun 19, 2020 15:30 PDT)

Title: CIO

Address: 4010 East Leland Street
Mesa, AZ 85215

Federal ID Number: 83-3227114

Telephone Number: 623.565.6896

SIC Number: 8299

Tilson HR, Inc

1530 American Way, Suite 200
Greenwood, IN 46143
(317) 885-3838

By: Brent Tilson
Brent Tilson (Jun 20, 2020 16:04 EDT)

Title: President

Financial Guarantee

The undersigned guarantees the prompt payment and/or performance of all obligations of Client as stated in the Client Service Agreement. As additional guarantee, the undersigned also agrees to select one of the following options below:

- (●) **Irrevocable Letter of Credit**

  Description: Letter to be provided by your banking institution annually to assert the organization's solvency. This is an additional cost, at an amount dependent upon your institution.

- ( ) **Personal Guarantee**

  Description: Contractual Agreement in which the principal owners of the organization agree to be personally financially liable for any unpaid debts to Tilson on behalf of the organization

- ( ) **One (1) Pay Period Deposit**

  Description: Within the first 60 days of the commencement of the agreement, Tilson will collect a deposit equal to one pay period. Amount is determined based on the average payroll paid in the prior month. If the organization is a start-up, it is based on the annual estimated earnings at the time of commencement. This amount is recalculated and adjusted annually.

Additional Documentation will be required depending on option selected above.

Andrew A Lampe
Andrew A Lampe (Jun 19, 2020 15:30 PDT)

Authorized Signature

Jun 19, 2020

Date

tilson

TILSON MAINTAINED WORKERS' COMPENSATION ADDENDUM

This Tilson Maintained Workers' Compensation Addendum to the Tilson HR, Inc ("Tilson") Client Service Agreement ("Addendum") modifies the Client Service Agreement entered into between Signing Day Sports ("Client") and Tilson dated as identified on Exhibit H. In the event of any conflict between the Agreement and this Addendum, this Addendum shall control for purposes of Tilson Maintained Workers' Compensation requirements.

A. Tilson agrees during the Term of the Agreement to, consistent with applicable law, maintain workers' compensation insurance intended to cover the Employees, prepare and file any reports required by workers' compensation laws or insurance carriers, and manage workers' compensation claims during the Term. Tilson agrees to maintain and provide to Client at the termination of the Agreement, if requested by Client, records regarding the loss experience related to workers' compensation insurance provided to Employees.

B. Client agrees to utilize Employees to perform job functions identified by the workers compensation classification codes provided by Client in the Agreement. Client warrants that workers compensation classification codes provided to Tilson are correct and that Client will utilize Employees only in a manner consistent with those codes. Client will notify Tilson if Employees job duties change substantially. Tilson retains the right to change the classification codes, where necessary, to comply with the guidelines set forth by the National Council on Compensation Insurance or applicable state regulatory agency. Client agrees to provide prior written notice to Tilson before the addition of any workers' compensation classification. Client agrees to pay any amounts due as a result of misclassification of employees immediately upon demand by Tilson. Client agrees to defend, indemnify and hold Tilson harmless from any fees, costs, damages or charges as a result of the improper classification of Employees for workers' compensation purposes and for any premiums due as a result of the improper reporting of Employees wages or other information.

C. In relation to the provision of workers' compensation benefits by Tilson, Client shall:

a. Cooperate with Tilson in the maintenance of a drug-free workplace by requiring mandatory post-incident drug testing;
b. Cooperate with Tilson in conducting pre-employment background investigations, as permitted by law, for such job positions as may be determined by Tilson and its workers' compensation insurer to represent significant risk;
c. Cooperate in the investigation of any workplace complaint or injury with Tilson, or its workers' compensation insurer, and provide them the right to inspect and access, upon request, Client's premises, records, and Employees in order to investigate the alleged violation of any Handbook Policy, safety concern, injury or other workplace incident;
d. Timely comply, at its sole expense, with any specific directives from Tilson, or its workers' compensation insurer, regarding the safety of the Employees;
e. Notify Tilson before assigning any Employee to work outside the state of Indiana on an on-going basis;
f. If any Employee is injured, immediately report the incident or injury to Tilson; and
g. Comply with Tilson's, or its workers' compensation insurers, modified-duty requirements, including reinstatement of Employees in a modified-duty capacity. If Client fails to accommodate any Employee released for modified duty assignment, Client shall pay to Tilson all workers' compensation wages disbursed to such Employee as should have been paid in the form of earned wages for performing modified-duty services.

D. Client agrees to allow Tilson the right to inspect Client's records and worksite to verify job duties and compensation of Employees and to verify compliance with safety requirements during the Term of the Agreement.

E. Additionally, Client shall require that all contractors and sub-contractors doing work for Client maintain their own workers' compensation. Failure to provide proof of workers compensation could result in Client paying additional premium at the conclusion of an audit.

This Addendum and the Agreement shall remain in full force until terminated by either Party in accordance with the Agreement and/or Addendum.

By their signatures below the Parties agree to this Addendum effective June 18, 2020.

CLIENT: Signing Day Sports

By: Andrew A Lampe
Andrew A Lampe (Jun 19, 2020 15:30 PDT)

Name: Andrew A Lampe

Title: CIO

Date: Jun 19, 2020

TILSON: Tilson HR, Inc

By: Brent Tilson
Brent Tilson (Jun 20, 2020 16:04 EDT)

Name: Brent Tilson

Title: President

Date: Jun 20, 2020

Payroll Frequency (W = Weekly, B = Biweekly, S = Semi-Monthly, M = Monthly)

Pay Type (E = Exempt, S = Salary, H = Hourly, C = Commission)

Pay Rate (H = Hour, W = Week, M = Month, Y = Year)

tilson

Exhibit A

No.	Employee	Date of Birth			Date of Hire			Pay Frequency (W, B, S, M)	Status (FT, PT, Temp)	Pay Type (E, S, H, C)	Amount	Pay Rate Per (H, W, M, Y)	Avg. Hrs/Wk.	Job Function	Workers Comp Code
		Mo	Day	Yr	Mo	Day	Yr								
Ex.	DOE, JOHN	05	12	65	09	01	00	M	FT	S	$ 2,500.00	M	40	Outside Sales	IN8742
1															
2															
3															
4															
5															
6															
7															
8															
9															
10															
11															
12															
13															
14															
15															
16															
17															

tilson

Exhibit B CLIENT FEE SCHEDULE

Client	Effective Date
Signing Day Sports	See Exhibit H

SERVICE FEE	
Provide employment administration, regulatory compliance support services, risk management, and benefit programs and administration.	
Pay Cycle	**Per Active Employee**
PT Admin Fee (Part-Time=20-29 hours)	6.000%
Bi-Weekly	$41.35
Multi-cycle processing - $50 per extra cycle; Special batch, off-cycle, manual check processing - $250 per batch	
MANDATED BENEFITS	
Social Security	Federal Rates
Medicare	Federal Rates
Federal Unemployment (FUTA)	Federal Rates
State Unemployment (SUI)	Rates Per State
REQUIRED TERMS, FEES, AND BENEFITS	
Initial Contract Terms	2 years
$15,000 Group Term Life/AD&D (reduces to $7,500 at age 70) - employees classified full-time	$5.50/ee/mo
Employment Practices Liability Insurance	$6.15 FT-$3.05 PT/ee/mo
New Client Implementation - new client transition and set-up	$2,800.00
New Employee – mandated state reporting, new hire communications, initial enrollment with vendors	$75.00 ezhire; $75.00 paper
Out of state fees (outside of state of domicile)	$150.00 per state/Year
Shipping and Handling	Current Rates
Paper Benefit Communications	$75.00 each
OPTIONAL FEES AND BENEFITS	
Employee Assistance Program - employees classified full-time and part-time 20+ hours only	$3.00/ee/mo
401(k) Set-up - one-time fee for Adoption agreement, employee communications and enrollment, vendor set-up	$1,000.00
401(k) Administration – fee for 5500 preparation, compliance, audit fees, mid-year and year-end testing, and communications	$75.00/mo
ACA Compliance and Reporting Fee (Applicable Large Employers)	$300.00/EIN/Year
OPTIONAL TIMEKEEPING	
Timekeeping Set-up – one-time fee	$250.00-$1,000.00
Timekeeping Utilization – minimum $50 per month	$3.00/ee/mo
WORKERS' COMPENSATION CLASS CODES	
CONSULTING SERVICES	
The scope of all consulting services / projects shall be agreed in advance and invoiced at the following hourly rates based on the level of Tilson professional providing the service:	
Executive/Director	$180.00
Manager	$125.00
Specialist	$80.00
Associate	$45.00
Out-of-Pocket Expenses(including travel costs)	Actual
OTHER TERMS	

There is a minimum service fee of $500.00/month for groups of 6 or under, following which time the administrative fee will convert to $1,075.00 per

AL AL Jun 19, 2020 Initials/Date

employee per year as outlined under Service Fee above.
Fees increase 4.000% annually after the initial contract term.

tilson

Exhibit C EMPLOYMENT AGREEMENT

CLIENT:

THIS IS A DOCUMENT THAT YOUR EMPLOYEES WILL SIGN WHEN REGISTERING WITH THE TILSON ONLINE PORTAL. YOU DO NOT NEED TO SIGN THIS EXHIBIT. THIS IS A SAMPLE EXHIBIT FOR YOUR REVIEW.

This Agreement is made between ____________________("Tilson"), and ____________________ ("Employee"). Employee's beginning date of employment is

I. DUTIES OF EMPLOYMENT

1.1 Employee is hereby assigned to ________________________________ ("Client"). Employee is co-employed by Tilson and Client under the terms of a Professional Employer Organization agreement. Employee agrees to perform such other duties as shall be determined from time to time by Client.

1.2 Employee's job duties may be changed by Client. Notwithstanding any change in job duties, the terms and conditions of Employee's employment shall continue to be governed by this Agreement.

II. TERMS OF EMPLOYMENT

2.1 AT-WILL EMPLOYMENT: Employee agrees that his/her employment and compensation with Tilson can be terminated, with or without cause, and without notice, at any time, at the option of either Tilson or the Employee. Employee understands that no on-site supervisor or representative of Tilson or Client, other than the President of the Tilson has authority to enter into an agreement for employment for any specific period of time, or to make any agreement contrary to the foregoing. Any such agreement must be in writing, on Tilson HR letterhead and signed by the President of Tilson HR.

2.2 SUPERVISION: Employee is assigned to Client and will be supervised by Client on day to day basis. Client will make recommendations to Tilson concerning pay, benefits, raises, promotions and similar matters.

2.3 PAY: Employee's initial pay rate will be communicated to you separately, and may be varied from time to time at the request of Client. Changes in your pay rate are effective only when received by Tilson in its home office, approved and entered into Tilson's payroll system. Statements by Client Company concerning pay are not binding on Tilson. You agree to immediately notify Tilson by calling 317-885-3838 if at any time your paycheck does not reflect all hours you actually worked or all compensation you have been promised. If you are an hourly employee, you agree to report all hours worked and understand that no one has the authority to require you to work off the clock or to work unpaid overtime. The client to which you are assigned may offer bonus, profit sharing, deferred compensation or similar plans. Such plans are sponsored by Client and not by Tilson and payment is the sole responsibility of Client.

2.4 PAYMENT OF COMPENSATION: As a condition of continued employment by Tilson, Employee agrees that he/she may not accept direct payment of compensation from Client or Client's agent or representative, for services contemplated and rendered under this Agreement without the express written permission of Tilson. If Employee accepts such direct compensation from Client without express permission of Tilson, this Agreement shall terminate effective as of the commencement date of the payroll period for which such direct payment of compensation is made.

2.5 EMPLOYMENT POLICIES: Employee acknowledges and agrees that Employee has been provided with copies of the written employee manual and other employment policies of Tilson (as may be amended from time to time, the "Tilson HR Policies"). Employee may also have been provided with copies of the written employee manual and other employment policies of the Client Company (as may be amended from time to time, the "Client Company Policies"). As partial consideration for the employment provided hereunder, Employee agrees to comply in all respects with the Tilson HR Policies and the Client Company Policies. Questions or issues regarding the interpretation of any of the information or language set forth in the Tilson HR Policies shall be in the sole judgment of Tilson HR, and questions regarding the interpretation of any of the information or language set forth in the Client Company Policies shall be in the sole judgment of the Client Company. The Employee acknowledges and agrees that Tilson HR shall not be responsible or liable in any respect with respect to the Client Company policies.

2.6 COMPLAINTS: Employee shall promptly report to Tilson any complaints or concerns about discrimination, retaliation or harassment on any basis. Tilson will investigate such complaints and take appropriate corrective action. Tilson will not tolerate retaliation against Employees who report such complaints. Harassment on the basis of race, gender, sex, religion, color, national origin, disability, age or any other class or characteristic protected by federal, state or local law is against Tilson's policies.

III. WORKERS' COMPENSATION

3.1 NOTICE OF WORKERS' COMPENSATION INSURANCE COVERAGE & EMPLOYEE'S REMEDIES: Tilson and Client Company have agreed in their Client Services Agreement for_________________ to provide workers' compensation insurance to Employee. In the event of an injury in the workplace, employee agrees that his/her sole remedy lies in coverage under the ______ 's workers' compensation insurance policy.

IV. GENERAL PROVISIONS

4.1 ALTERNATIVE DISPUTE RESOLUTION: Employee and Tilson agree to submit all disputes between them to final and binding arbitration under the terms of Tilson HR, Inc. Solutions Plan. Arbitration shall be the exclusive remedy for any covered dispute, as defined in the Tilson HR, Inc. Solutions Plan, including claims of employment discrimination and other statutory claims, unless otherwise prohibited under applicable state law. Employee may obtain a copy of the then current Dispute Resolution Plan by making written request to Tilson. Employee acknowledges receipt of a copy of the Dispute Resolution Plan. Employee and Tilson waive all right to a trial by Jury. This agreement to arbitrate shall be governed by the Federal Arbitration Act and the American Arbitration Association's National Rules for the Resolution of Employment Disputes. The Parties agree all Claims, as defined in the Tilson HR, Inc. Solutions Plan, must be pursued on an individual basis only and arbitration on an individual basis is the exclusive remedy. By signing this Agreement, the Parties agree that no Party may commence or be a Party to, any class, collective, or representative Claims or to bring jointly any Claim with any other person, except as provided in below. No arbitrator has authority to consolidate claims or proceed with arbitration on multi-plaintiff, class, collective, or representative basis. Should such a claim be initiated in the arbitral forum, the arbitrator shall summarily reject it as beyond the scope of this Agreement. Any disputes concerning the applicability or validity of this Waiver shall be decided by a court of competent jurisdiction, not by the arbitrator. In the event a court determines that this Waiver is unenforceable with respect to any claim, this Waiver shall not apply to that claim, and that claim may only proceed in court as the exclusive forum. Again, the Parties agree any Claim can be pursued, but only on an individual basis, except the lack of co-plaintiffs shall not, in and of itself, be a bar to pursuit of a pattern and practice claim. In addition, nothing herein limits Employee's right and the rights of others collectively to challenge the enforceability of this Agreement, including the class/collective action waiver. While Tilson will assert that Employee has agreed to pursue all Claims individually in the arbitral forum and may ask a court to compel arbitration of each individual's Claims, to the extent the filing of such an action is protected concerted activity under the National Labor Relations Act, such filing will not result in threats, discipline or discharge.

4.2 PATENTS AND COPYRIGHTS: Employee agrees, without further compensation, to disclose and assign to Client Company, all ideas, inventions, discoveries, writings, computer programs, and original works of authorship conceived or made while assigned to Client Company and related to the assignment at or business of Client Company.

4.3 GOVERNING LAW: This agreement shall be governed by and construed in accordance with the laws of the United States and of the State of Indiana.

4.4 EMPLOYMENT AGREEMENTS OF CLIENT COMPANY: The Employee agrees and acknowledges that the Client Company may require that the Employee execute, or the Client Company and the Employee may have previously executed, one or more agreements governing the relationship between the Employee, and the Client Company (the "Client Company Agreements"). As a condition of employment with the Tilson, the Employee shall comply in all respects with the Client Company Agreements. Employee hereby agrees that any Client Company Agreement shall be the sole responsibility of the Client and the Employee and that Tilson shall not be responsible in any manner for any obligations under, and shall not be required to pursue enforcement of, any Client Company Agreement. The Employee also acknowledges and or agrees that the Client Company also may adopt and maintain its own profit sharing, pension, 401(k), or other retirement plans, stock options plans, phantom stock plans or any other plan, program, policy or agreement related to the compensation of the Employee separate from any benefits provided by the Tilson (the "Client Company Plans"). The Employee agrees that the Client Company shall be solely responsible for the implementation and administration of, and all obligations and costs with respect to, any Client Company Plan.

4.5 SEVERABILITY: If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

4.6 NOTICES: All notices, requests and communications provided hereunder shall be in writing, mailed by United States registered or certified mail, return receipt requested and addressed to the party's principal place of business as set forth below.

4.7 WAIVER: The failure of either party to require performance of any provision of this Agreement at any time, or on more than one occasion, shall not affect the right of either party, at a later time, to enforce that provision or any other term or provision of this Agreement.

4.8 HEADINGS: The section and paragraph headings of this Agreement are for reference only and shall not be considered in the interpretation hereof.

SIGNED this_____________day of__________________,_____.

EMPLOYEE

____

Employee's Printed Name

____

Employee's Signature

____

Social Security Number

EMPLOYER

Greenwood, IN 46143

1530 American Way, Ste. 200

____

Employer's Signature

President

____

Title

tilson

Exhibit D EMPLOYEE BENEFIT PLANS

CLIENT: Signing Day Sports **EFFECTIVE DATE:** See Exhibit H

The employee benefit plans to be offered to eligible employees of Tilson and Client Company listed below are subject to change at any time at the discretion of Tilson. Indicate the plan(s) that will be selected by marking the appropriate box(s) below. (Not all plans are available in all states depending on state law. Check with your Tilson representative.)

	Tilson Plan	Client Plan
Cafeteria Plan (Section 125 Plan)	☑	N/A
Flexible Spending Accounts (Unreimbursed Medical and Dependent Care, Parking & Mass Transit Spending Accounts)	☑	N/A
Group Term Life Insurance and Accidental Death and Dismemberment	☑	N/A
Health Coverage	☐	☑
Dental Coverage	☑	N/A
Vision Coverage	☑	N/A
Aflac Supplemental Coverage	☑	N/A
Supplemental Life	☑	N/A
Short Term Disability (Choose Employer Paid or Voluntary on the Benefit Contributions Form)	☑	N/A
Long Term Disability (Choose Employer Paid or Voluntary on the Benefit Contributions Form)	☑	N/A
401(k) Savings Plan – separate contract required for Securus Plan	☑	☐
Employee Assistance Program	☑	N/A
Go365 Wellness (non-Tilson Health Participants)	☐	N/A

		AL Jun 19, 2020 Initials/Date

tilson

Exhibit E AUTHORIZED REPRESENTATIVES

CLIENT: Signing Day Sports

Active Users: Please list the names of Authorized Representative(s) for your organization and indicate to which functions they should have access. Only listed individuals will be able to access the information or communicate directly with Tilson.

Name	EzHireWeb-Full Access User	EzHireWeb-I-9 Only User	EzHireWeb –Can View Completed Packets	EzHireWeb Main Contact	Payroll Submission with Pay Rate Data	Payroll Submission **without** Pay Rate Data	Payroll Approval	Pay Rate Changes	Employee Terminations	Reporting Access*	Email
Andrew Lampe	☑	☑	☑	☑	☑	☑	☑	☑	☑	☑	andrew@signingdaysports.com
Dennis Gile	☑	☐	☑		☑	☐	☑	☐	☐	☑	
	☐	☐	☐		☐	☐	☐	☐	☐	☐	
	☐	☐	☐		☐	☐	☐	☐	☐	☐	

*Reporting provides access to all client and employee data, including personal and pay rate information.

Terminated Users: Please list the names of previously Authorized Representative(s) for your organization for whom access should be terminated.

Name	Email

Andrew A Lampe
Andrew A Lampe (Jun 19, 2020 15:30 PDT)

Signature

Jun 19, 2020

Date

tilson

Exhibit F HEALTH INSURANCE AND PATIENT PROTECTION AND AFFORDABLE CARE ACT

CLIENT: Signing Day Sports

In relation to the Parties respective obligations under Health Insurance and Patient Protection and Affordable Care Act (PPACA), the Parties agree as follows:

1. Client (Client or PEO) shall maintain and sponsor a group health insurance benefit plan ("Client Plan" or "PEO Plan") for the benefit of Employees as defined in the Agreement. Client Plans will comply with all local, state, and/or federal, governmental laws, ordinances, and regulations.

2. The Parties agree that with respect to the Client (Client or PEO Plan) the provisions of the PPACA concerning: (i) the prohibition on discrimination in favor of highly compensated individuals under Public Health Services Act Section 2716, (ii) the Section 45R credit for employee health insurance expenses, and (iii) the application of the "assessable payment" for employers under Section 4980H of the Internal Revenue Code shall apply at the Client level and the Client will be considered the employer for these purposes regardless of whether the health plan is a Client Plan or PEO Plan.

3. Client represents and warrants that it has disclosed to PEO all corporations or trades or businesses which, together with the Company, may be members of the same "controlled group of corporations" or trades or businesses (whether or not incorporated) which are under common control, as defined under the applicable subsection(s) of Internal Revenue Code Section 414 (hereinafter, a "Controlled Group"), whether covered by the Agreement or not. In addition, to the extent the Client is a member of a Controlled Group, Client represents that it has considered all companies and common law employees within such Controlled Group in determining if Client meets the definition of applicable large employer under PPACA, that is whether the sum of its full-time employees and full-time equivalents equals fifty

4. (50) or more. Client agrees it is solely responsible for determining whether it is an applicable large employer (has fifty (50) or more full-time employees and full-time equivalents) under PPACA and agrees to defend, indemnify, and hold PEO harmless from any and all excise or other taxes, fees, costs, penalties or damages that result from Client's determination of applicable large employer status.

5. Client warrants and represents it is not utilizing PEO or the services provided under the Agreement as a method of impermissibly avoiding its obligations, if any, under PPACA. Client further warrants that it has properly included all common law employees in determining its obligations under PPACA and has not knowingly improperly classified individuals as independent contractors.

6. If PEO sponsors and maintains a health insurance plan for the benefit of Employees ("PEO Plan"), Client understands PEO shall be considered an applicable large employer; however the provisions contained in Section 2 above apply at the Client level. If Client opts not to participate in the PEO Plan, Client agrees it will provide health insurance to Employees which would not trigger an assessable payment for the employer under 4980H, if required, or take other actions to be in compliance with PPACA and hold PEO harmless from any and all excise or other taxes, fees, costs, penalties or damages which result from Client's failure to provide same.

7. Client acknowledges that PEO must include certain information on Employees' Forms W-2 concerning the value of health coverage provided to such Employees, and that such Forms must be issued no later than January 31 for the prior calendar year. Client agrees to reasonably cooperate with PEO and to determine and timely supply to PEO accurate information concerning the value of the health coverage and other information reasonably needed and requested by PEO to report such value on Form W2.

Client must report such information no later than January 15 of the following year. PEO may rely on the accuracy of the information provided by Client in relation to any determinations under PPACA. In addition, Client also agrees to cooperate with PEO and promptly provide information PEO reasonably requests to respond to an inquiry from the Internal Revenue Service or other taxing or governmental enforcement entity concerning the reporting of the value of health coverage for Employees on the Form W2. Client agrees to defend, indemnify and hold PEO harmless from any and all excise or other taxes, fees, costs, penalties or damages as a result of Client's failure to timely and accurately provide such information.

8. Client acknowledges that the PPACA imposes various reporting obligations, including without limitation reporting under Code Section 6055 that pertains to minimum essential coverage offered and under Code Section 6056 related to the coverage offered to full-time employees. Client agrees to reasonably cooperate with PEO and to promptly provide to PEO accurate information that PEO reasonably requests to carry out this reporting as required under the PPACA and to the extent required under the Agreement. PEO may rely on the accuracy of the information provided by Client for this purpose. Client agrees to defend, indemnify and hold PEO harmless from any and all excise or other taxes, fees, costs, penalties or damages as a result of Client's failure to timely and accurately provide such information

9. Client understands and agrees it is solely responsible and liable for any excise taxes, assessable payments, penalties or interest related thereto issued against or imposed upon Client (or PEO in relation to Employees under the Agreement) as a result of Client's failure to meet its obligations under PPACA or the Agreement and agrees to defend, indemnify and hold PEO harmless from same.

10. Client agrees it is solely responsible for determining that Client's Plan is not in violation of the non- discrimination testing rules for highly compensated individuals.

11. Client agrees that for any Client Plan maintained by Client prior to, during or after the term of the Agreement, Client is solely responsible for determining eligibility, participation and contribution matters and that PEO has no responsibility for the Client Plan.

12. Client is solely responsible for complying with the Consolidated Omnibus Budget Reconciliation Act ("COBRA") in respect of qualified beneficiaries covered under the Client's Plans.

13. Client remains solely responsible for the continuation of group health coverage for any current COBRA participants as well as for any and all eligible Employees at the time of termination or expiration of the Agreement under the Client's Plans.

14. Client agrees to hold PEO and the PEO Plan, if applicable, harmless and indemnify both against all claims, damages or penalties in any way related to: a) Client's failure to comply with the requirements under PPACA; b) the exercise of Client's duties as trustee of the Client's Plans; c) the deposit of contributions in relation to Client's Plan or any other fiduciary duty possessed by Client in relation to Client's Plans; d) breach of the Agreement; ore) any action or inaction by Client which may result in a violation of any law or regulation applicable to either Client's or PEO's Plans for which it has any responsibility pursuant to law.

AL Jun 19, 2020

Initials/Date

tilson

Exhibit G EMPLOYMENT PRACTICES LIABILITY INSURANCE

CLIENT: Signing Day Sports

A. Tilson shall maintain Employment Practices Liability Insurance ("EPLI") with coverage for Client, provided:

1. Client provides Tilson notice immediately but in no event more than five (5) days after it becomes aware of any charge, litigation, request for arbitration, or demand letter involving Employees, former Employees, or an applicant that could give rise to a claim under EPLI; and
2. Client complies with the requirements set forth in Articles IV, V and X of the Agreement.

B. The Tilson EPLI policy provides for a retention to be paid by Client. The policy covers reasonable and necessary attorneys' fees only from attorneys selected from the insurance carrier approved panel. Coverage will be determined upon notice of a claim. The notice specified above shall be sent by certified mail to Tilson, Attn: President with the original document following via overnight courier to the address shown in the Agreement.

C. The EPLI coverage terminates with the termination of the Agreement.

D. This is subject to the terms and conditions set forth in the policy. To the extent that the terms of the Agreement conflict with such policy, the terms of the policy shall control.

E. During Onboarding of Client, Client is required to notify Tilson of any outstanding claims, and provide documentation of these claims.

All other terms and conditions contained in the Agreement remain in full force and effect.

AL Jun 19, 2020

Initials/Date

tilson

STATE ADDENDUM FOR TILSON HR, INC. CLIENT SERVICE AGREEMENT
APPLICABLE TO EMPLOYEES LOCATED IN
ARIZONA

1. This State Addendum to the Tilson HR, Inc. ("THR") Client Service Agreement is applicable to Employees located in Arizona ("Addendum") and modifies the Client Service Agreement entered into between THR and Client (Agreement). In the event of any conflict between the Agreement and this Addendum, this Addendum shall control for Employees located in Arizona and all other terms of the Agreement remain in full force and effect. If at any time state law changes establishing requirements different from the terms contained in this Addendum, Client and THR agree that they will apply the terms in affect according to state law.

2. [CLIENT OR THR] shall purchase and maintain a workers' compensation policy for Employees from a carrier that is licensed to conduct business in Arizona. If THR purchases the workers' compensation policy, THR shall maintain and, if requested by Client, on termination of the Agreement, be able to provide to Client records regarding the loss experience related to the workers' compensation insurance that is provided to Employees.

3. Client warrants that it has not engaged in any practices in violation of the Legal Arizona Workers Act ("LAWA"), has never been found to have violated LAWA, and has maintained properly completed Form I-9s for their employees as required by the Immigration Reform and Control Act of 1986. For employees hired in Arizona after December 31, 2007, Client warrants that it has verified the employees' work authorization with the federal E-Verify program and has kept the E-Verify case resolutions. Furthermore, Client agrees that during the Term of the Agreement and this Addendum, Client shall be solely responsible for all legal responsibilities under the LAWA, including but not limited to verifying any new hires' authorization to work through the E-Verify system. Client agrees to defend and hold THR harmless from any violation of the LAWA or failure to properly verify an employee's authorization to work through the E-Verify system.

4. Client expressly agrees to indemnify, defend and hold THR harmless from any and all claims or liabilities which may arise as a result of Client's violation of the LAWA.

5. THR shall provide written notice of the relationship between THR and Client to Employees.

Tilson HR, Inc.

Brent R. Tilson

Brent R. Tilson
President